NUMBER (certificate number)
SHARES (number of shares)
CUSIP (cusip number)
CLASS (class of shares)
THE NEW ECONOMY FUND
A MASSACHUSETTS BUSINESS TRUST
This Certifies that (shareholder name and address) is the owner of (number of shares) fully paid Shares of Beneficial Interest, of the Class and number indicated above, The New Economy Fund, without par value, transferable on the books of the Trust by the holder thereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent. (See reverse for certain abbreviations.)
Witness, the facsimile signatures of duly authorized officers of the Trust.
Dated: (date issued)
S/Chad L. Norton
Secretary
S/Timothy D. Armour
President
Countersigned
AMERICAN FUNDS SERVICE COMPANY
TRANSFER AGENT
BY ___________________
AUTHORIZED SIGNATURE

THE ISSUER OF THE SHARES REPRESENTED BY THIS CERTIFICATE WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH CLASS AND SERIES INSOFAR AS THE SAME HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS OR TRUSTEES TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF CLASSES AND SERIES OF SHARES OF THE ISSUER. IF YOU WOULD LIKE A COPY OF THE FULL STATEMENT, PLEASE WRITE TO THE SECRETARY OF THE ISSUER OR ITS TRANSFER AGENT.

CLASS B AND SERIES B SHARES REDEEMED WITHIN SIX YEARS OF THEIR PURCHASE ARE SUBJECT TO A DEFERRED SALES CHARGE OF UP TO 5%. CLASS C AND SERIES C SHARES REDEEMED WITHIN ONE YEAR OF THEIR PURCHASE ARE SUBJECT TO A DEFERRED SALES CHARGE OF 1%. IN ADDITION, DURING THE MONTH FOLLOWING THE 96-MONTH PERIOD THAT BEGINS ON THE FIRST DAY OF THE MONTH IN WHICH CLASS B AND SERIES B SHARES ARE PURCHASED, SUCH SHARES (ALONG WITH SHARES OF THE SAME CLASS AND SERIES PURCHASED THROUGH REINVESTMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS ON SUCH SHARES) WILL AUTOMATICALLY CONVERT TO CLASS A SHARES (OR COMMON SHARES) ON THE BASIS OF THEN CURRENT RELATIVE NET ASSET VALUES PER SHARE. SIMILARLY, DURING THE MONTH FOLLOWING THE 120-MONTH PERIOD THAT BEGINS ON THE FIRST DAY OF THE MONTH IN WHICH CLASS C AND SERIES C SHARES ARE PURCHASED, SUCH SHARES (ALONG WITH SHARES OF THE SAME CLASS AND SERIES PURCHASED THROUGH REINVESTMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS ON SUCH SHARES) WILL AUTOMATICALLY CONVERT TO CLASS F SHARES (OR ALTERNATIVE COMMON SHARES, SERIES F) ON THE BASIS OF THEN CURRENT RELATIVE NET ASSET VALUES PER SHARE. THE ISSUER MAY SUSPEND SUCH CONVERSION IN CERTAIN LIMITED CIRCUMSTANCES, IN WHICH CASE AN EXCHANGE PRIVILEGE WILL APPLY. THE ISSUER MAY REQUIRE TENDER OF THIS CERTIFICATE PRIOR TO ANY CONVERSION OR EXCHANGE. IF SUCH TENDER IS NOT REQUIRED, THE NUMBER OF SHARES REPRESENTED BY THIS CERTIFICATE AFTER SUCH CONVERSION OR EXCHANGE WILL BE DIFFERENT THAN THE NUMBER INDICATED ON THE FACE OF THIS CERTIFICATE. SHAREHOLDERS MAY RETURN THIS CERTIFICATE AFTER ANY CONVERSION OR EXCHANGE AND OBTAIN A NEW CERTIFICATE (OR CERTIFICATES) REPRESENTING THE ACTUAL NUMBER AND TYPE OF SHARES OWNED.

NOTE: SHARES REPRESENTED BY THIS CERTIFICATE MAY BE REDEEMED WITHOUT THE CONSENT OR APPROVAL OF THE SHAREHOLDER FOR THE THEN CURRENT NET ASSET VALUE PER SHARE IF AT SUCH TIME THE SHAREHOLDER OWNS OF RECORD SHARES HAVING AN AGGREGATE NET ASSET VALUE OF LESS THAN THE MINIMUM INITIAL INVESTMENT AMOUNT.

              - Administratrix        FBO            - For the benefit of         TTEE         - Trustee
ADM

                Administrator         GDN            - Guardian                   U/A          - Under agreement

COM PROP      - Community             JT TEN         - Joint tenants with         UDT          - Under declaration of trust
                property                             right of

CONS          - Conservator           JTWROS           survivorship               UGMA/        - Uniform Gifts to Minors Act
                                                                                  (State)      in

CUST          - Custodian             LIFE TEN       - Life tenant                             effect in the state indicated

DTD           - Dated                 (State)/       - Uniform Transfer on        UTMA/        - Uniform Transfers to Minors
                                      TOD            Death                        (State)      Act

EST           - Estate                                 Act in effect in the                    in effect in the state
                                                     state                                     indicated

                Of the estate                          indicated                  U/W          - Last will and testament
              of

ET AL         - And others            TR             - Trust                                   Under last will and testament
                                                                                               of

EXEC          - Executor              TEN COM        - Tenants in common                       Under the will of

              - Executrix             TEN ENT        - Tenants by the                          Of the will of
                                                     entireties


Note: Abbreviations refer where appropriate to the singular or plural, male or female. Other abbreviations may also be used, including U.S. Postal Service two-letter state abbreviations.

REQUIREMENTS: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND EXACTLY WITH THE NAME(S) WRITTEN ON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR.

SIGNATURE(S) MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR," SUCH AS A BANK, SAVINGS ASSOCIATION OR CREDIT UNION THAT IS FEDERALLY INSURED OR A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. A NOTARY PUBLIC IS NOT AN ACCEPTABLE GUARANTOR.

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL, ASSIGN, AND TRANSFER
                             SHARES OF THE ISSUER REPRESENTED BY THIS
CERTIFICATE TO:


(PLEASE PRINT OR TYPE NAME AND ADDRESS OF ASSIGNEE)
AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT
___________________________________________________


ATTORNEY TO TRANSFER THESE SHARES ON THE BOOKS OF THE ISSUER WITH FULL POWER OF SUBSTITUTION.



                                    Signature of owner                   Date



                              Signature of co-owner, if any
Date

IMPORTANT: BEFORE SIGNING, PLEASE READ AND COMPLY WITH THE REQUIREMENTS PRINTED ABOVE.
SIGNATURE(S) GUARANTEED BY:
______________________________________________________________________